As filed with the Securities and Exchange Commission on March 24, 2014
Registration No. 333-174085

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATIENT SAFETY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-09727	13-3419202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15440 LAGUNA CANYON ROAD, SUITE 150, IRVINE, CALIFORNIA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 387-2277
(Registrant's telephone number, including area code)

Approximate date of commencement of proposed sale to the public:  Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment No. 2 to Form S-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to the Registration Statement on Form S-1 (File No. 333-174085) (the “Registration Statement”) of Patient Safety Technologies, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2011, and declared effective on May 11, 2011, as amended (the “Registration Statement”), the Company registered for resale from time to time 31,244,769 shares of the Company’s common stock par value $0.0001 per share (the “Common Stock”). The shares of Common Stock were registered to permit resales of such Common Stock by the selling stockholders named in the Registration Statement.

The Company is seeking to deregister all shares of Common Stock that remain unsold under the Registration Statement as of the date hereof because its obligation to keep the Registration Statement effective pursuant to the terms of its agreement with the selling stockholders has terminated.  Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all unsold shares of Common Stock pursuant to the Registration Statement which would have otherwise remained available for sale under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California on the 24th day of March 2014.

PATIENT SAFETY TECHNOLOGIES, INC.

By:	/s/ David C. Dreyer
David C. Dreyer
Executive Vice President, Chief Financial Officer, and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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